Exhibit 10.4

AMENDMENT TO EMPLOYMENT LETTER AGREEMENT

This AMENDMENT TO EMPLOYMENT LETTER AGREEMENT (this “Amendment”) is made and entered into effective as of June 5, 2018 by and between BSQUARE CORPORATION, a Washington corporation (the “Company”), and GILES FRITH (“Employee”).

RECITALS

WHEREAS, the Company and Employee entered into an employment letter agreement dated August 31, 2016 (the “Agreement”); and

WHEREAS, the Company and Employee wish to amend the Agreement as provided herein.

AGREEMENT

NOW, THEREFORE, in consideration of the premises, the mutual covenants of the parties hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to amend the Agreement as follows:

l.	Effective May 31, 2018, Employee's title shall be Chief Operating Officer.
2.	Effective May 31, 2018, Employee's annual base salary shall be $250,000.
3.	The ninth (9th) paragraph of the Agreement is hereby amended and restated in its entirety as follows:

“Furthermore, notwithstanding any other provision of this letter agreement or any other plan, arrangement or agreement to the contrary, if any of the payments or benefits provided or to be provided by the company or any successor to you or for your benefit pursuant to the terms of this letter agreement or otherwise (“Covered Payments”) would constitute parachute payments within the meaning of Section 280G of the Code and be subject to the excise tax imposed under Section 4999 of the Code (or any successor provision thereto) or any interest or penalties with respect to such excise tax (collectively, the “Excise Tax”), then the Covered Payments shall be reduced (but not below zero) to the minimum extent necessary to ensure that no portion of the Covered Payments is subject to the Excise Tax. Any determination required under this paragraph, including whether any payments or benefits are parachute payments and whether and the extent to which any reduction in the Covered Payments is required, shall be made by  the company in its sole discretion consistent with the requirements of Section 409A. You shall provide the company with such information and documents as the company may reasonably request in order to make a determination under this paragraph. The company's determinations shall be final and binding on the company and you.”

IN WITNESS WHEREOF, the parties hereto have executed this Amendment effective as of the day and year first above written.

BSQUARE CORPORATION		EMPLOYEE

By:	/s/ Peter Biere	/s/ Giles Frith
Its:	CFO	Giles Frith

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